Exhibit 99.1

BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Thursday, October 27, 2005
For further information call Joe T. Shockley, Chief Financial Officer (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION
REPORTS THIRD QUARTER EARNINGS

Oklahoma City, Oklahoma - BancFirst Corporation (NASDAQ NMS:BANF) reported net income of $9.2 million for the third quarter of 2005, or $1.15 diluted earnings per share.  The $9.2 million compares to $9.3 million, or $1.17 of diluted earnings per share reported a year ago for the period. Through the first nine months of 2005, the Company’s net income is $31.3 million, or $3.91 per share, an increase of $5.2 million, or 20% over the $26.1 million, or $3.27 per share reported for the same period of 2004.

For the third quarter, the Company’s net interest income was $33.0 million, an increase of $3.2 million over the same period in 2004. The increased net interest income is attributable to rising interest rates and higher loan volumes. Loans are up $231.1 million over a year ago, an increase of 11.3%. The loan loss provision was $873,000, virtually unchanged from the third quarter in 2004. Noninterest expense totaled $33.3 million compared to $27.2 million for the third quarter a year ago. Noninterest expense for the quarter included a write-off of a $3 million receivable the company had booked from its bond insurer. This one time expense had an after tax effect of $1.8 million, or $0.23 per share.

The Company’s total assets were $3.1 billion at September 30, 2005. Loans were $2.267 billion versus $2.036 billion a year ago, and deposits totaled $2.680 billion up slightly from a year ago. Stockholders’ equity at September 30, 2005 was $294.2 million, or 9.6% of total assets.

During the quarter, the Company’s Board of Directors approved an increase in the Company’s quarterly dividend from $0.28 per common share to $0.32 per common share, a 14.3% increase. This marks the thirteenth consecutive dividend increase of 10% or more.

The Company also announced it has entered into an agreement to acquire Park State Bank, Nicoma Park. Park State Bank has total assets of $44 million and equity capital of $8 million. The transaction is expected to close prior to year end 2005, and is subject to regulatory approval. The acquisition will enhance the Company’s eastern Oklahoma County presence.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 84 banking locations serving 43 communities across Oklahoma.

This press release may include forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2005

	Q1	Q2	Q3	Q4	Year- To-Date

Income Statement Data:
Net interest income	$31,706	$32,941	$33,028		$97,675
Provision for loan losses	792	1,302	873		2,967
Securities transactions	—	81	1		82
Total noninterest income	12,348	13,764	14,886		40,998
Salaries and employee benefits	16,277	15,904	16,757		48,938
Total noninterest expense	26,978	28,441	33,251		88,670
Net income	10,887	11,198	9,216		31,301
Per Common Share Data:
Net income-basic	1.39	1.44	1.18		4.01
Net income-diluted	1.36	1.40	1.15		3.91
Cash dividends declared	0.28	0.28	0.32		0.88
Common shares outstanding	7,788,247	7,801,647	7,815,135		7,815,135
Average common shares outstanding -
Basic	7,828,916	7,796,044	7,808,713		7,811,101
Diluted	8,009,621	7,980,555	8,005,893		7,996,543
Performance Ratios:
Return on average assets	1.44%	1.48%	1.19%		1.36%
Return on average equity	15.70	15.98	12.46		14.61
Net interest margin	4.67	4.81	4.79		4.76
Efficiency ratio	61.24	60.89	69.40		63.94

	2004

	Q1	Q2	Q3	Q4	Year- To-Date

Income Statement Data:
Net interest income	$27,920	$28,331	$29,840	$31,155	$117,246
Provision for loan losses	720	201	879	899	2,699
Securities transactions	—	(148)	2	(90)	(236)
Total noninterest income	11,702	12,742	12,453	14,958	51,855
Salaries and employee benefits	15,805	15,757	15,875	15,779	63,216
Total noninterest expense	26,191	27,557	27,234	27,762	108,744
Net income	8,191	8,638	9,313	11,034	37,176
Per Common Share Data:
Net income-basic	1.05	1.10	1.19	1.41	4.75
Net income-diluted	1.03	1.08	1.17	1.38	4.65
Cash dividends declared	0.25	0.25	0.28	0.28	1.06
Common shares outstanding	7,830,040	7,825,923	7,830,008	7,840,796	7,840,796
Average common shares outstanding -
Basic	7,825,530	7,834,040	7,827,370	7,835,094	7,830,513
Diluted	7,977,779	7,979,029	7,987,737	8,019,409	7,995,536
Performance Ratios:
Return on average assets	1.10%	1.13%	1.22%	1.43%	1.22%
Return on average equity	12.19	13.21	13.92	15.90	13.83
Net interest margin	4.20	4.12	4.34	4.48	4.29
Efficiency ratio	66.10	67.09	64.39	60.20	64.31

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2005

	Q1	Q2	Q3	Q4

Balance Sheet Data:
Total assets	$3,068,215	$3,061,822	$3,077,497
Total loans	2,147,543	2,222,834	2,267,082
Allowance for loan losses	(26,256)	(27,148)	(26,866)
Securities	531,331	523,025	484,837
Deposits	2,674,914	2,638,373	2,680,351
Stockholders’ equity	277,629	289,218	294,232
Book value per common share	35.65	37.07	37.65
Tangible book value per common share	31.02	32.48	33.09
Balance Sheet Ratios:
Average loans to deposits	79.21%	80.52%	84.72%
Average earning assets to total assets	90.62	90.40	89.98
Average stockholders’ equity to average assets	9.17	9.21	9.57
Asset Quality Data:
Past due loans	$1,691	$1,789	$2,339
Nonaccrual loans	8,863	8,425	7,101
Restructured loans	544	792	736
Total nonperforming and restructured loans	11,098	11,006	10,176
Other real estate owned and repossessed assets	2,150	1,433	2,692
Total nonperforming and restructured assets	13,248	12,439	12,868
Nonperforming and restructured loans to total loans	0.52%	0.50%	0.45%
Nonperforming and restructured assets to total assets	0.43	0.41	0.42
Allowance to total loans	1.22	1.22	1.19
Allowance to nonperforming and restructured loans	236.59	246.67	264.01
Net charge-offs to average loans	0.05	0.06	0.21

	2004

	Q1	Q2	Q3	Q4

Balance Sheet Data:
Total assets	$3,051,815	$3,034,783	$3,036,738	$3,046,977
Total loans	1,940,883	1,963,888	2,036,025	2,093,515
Allowance for loan losses	(26,403)	(25,921)	(25,568)	(25,746)
Securities	581,059	570,423	558,465	560,234
Deposits	2,673,020	2,668,466	2,664,769	2,657,434
Stockholders’ equity	263,563	260,960	270,528	277,497
Book value per common share	33.66	33.35	34.55	35.39
Tangible book value per common share	29.52	29.22	30.49	30.77
Balance Sheet Ratios:
Average loans to deposits	74.06%	72.23%	75.29%	76.29%
Average earning assets to total assets	90.59	91.32	91.21	90.98
Average stockholders’ equity to average assets	9.05	8.59	8.78	8.98
Asset Quality Data:
Past due loans	$2,266	$2,398	$1,699	$3,149
Nonaccrual loans	13,663	8,368	8,399	8,688
Restructured loans	428	433	378	362
Total nonperforming and restructured loans	16,357	11,199	10,476	12,199
Other real estate owned and repossessed assets	3,796	3,675	3,167	2,513
Total nonperforming and restructured assets	20,153	14,874	13,643	14,712
Nonperforming and restructured loans to total loans	0.84%	0.57%	0.51%	0.58%
Nonperforming and restructured assets to total assets	0.66	0.49	0.45	0.48
Allowance to total loans	1.36	1.32	1.26	1.23
Allowance to nonperforming and restructured loans	161.42	231.46	244.06	211.05
Net charge-offs to average loans	0.10	0.14	0.25	0.14

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended September 30, 2005			Year-to-date September 30, 2005

	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

ASSETS
Earning assets:
Loans	$2,237,372	$38,487	6.82%	$2,181,293	$108,007	6.62%
Securities – taxable	466,021	4,736	4.03	493,535	15,512	4.20
Securities - tax exempt	33,167	512	6.13	32,508	1,515	6.23
Federal funds sold	20,525	163	3.15	62,809	1,266	2.69

Total earning assets	2,757,085	43,898	6.32	2,770,145	126,300	6.10

Nonearning assets:
Cash and due from banks	149,863			147,396
Interest receivable and other assets	182,676			177,559
Allowance for loan losses	(27,107)			(26,526)

Total nonearning assets	305,432			298,429

Total assets	$3,062,517			$3,068,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$374,081	655	0.69%	$364,055	$1,780	0.65%
Savings deposits	773,086	3,814	1.96	798,009	9,424	1.58
Time deposits	675,199	4,528	2.66	679,580	12,130	2.39
Short-term borrowings	46,773	397	3.37	37,800	820	2.90
Long-term borrowings	5,422	81	5.93	6,274	277	5.91
Junior subordinated debentures	51,804	1,103	8.45	51,804	3,309	8.54

Total interest-bearing liabilities	1,926,365	10,578	2.18	1,937,522	27,740	1.91

Interest-free funds:
Noninterest bearing deposits	818,507			820,934
Interest payable and other liabilities	24,259			23,768
Stockholders’ equity	293,386			286,350

Total interest free-funds	1,136,152			1,131,052

Total liabilities and stockholders’ equity	$3,062,517			$3,068,574

Net interest income		$33,320			$98,560

Net interest spread			4.14%			4.18%

Net interest margin			4.79%			4.76%